Exhibit 99.2

Operating Metrics: Production Performance, Q2 2017

The table below presents the long term average production (LTA) for wind farms compared to actual production, including compensated curtailment:

Region	Q2 2017		Actual Results (% of LTA)	Wind Index (% of LTA)
	LTA (GWh)	Production (GWh)

Eastern US	1,173	1,047	89%	93%
Western U.S.	620	515	83%	95%
Canada	441	453	103%	100%
Other	97	96	99%	104%
Total	2,331	2,111	91%	95%

Wind Index is defined as GWh that could have been produced from actual wind, divided by GWh that could have been produced from expected wind.